Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 1, 2008, relating to the financial statements of American Smooth Wave Ventures, Inc.  for the period ended July 15, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC

Independence, Missouri

August 6, 2008